Exhibit 99.1

Press Release

QUARTER 2024 OPERATING RESULTS
FOR IMMEDIATE RELEASE

ALPINE INCOME PROPERTY TRUST REPORTS

FOURTH QUARTER AND FULL YEAR 2025 OPERATING AND

FINANCIAL RESULTS

– Record $278 Million of Annual Investment Activity in 2025 –

– Increases Quarterly Common Stock Dividend by 5.3% –

– Announces 2026 Outlook –

WINTER PARK, FL – February 5, 2026 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”), an owner and operator of single tenant net leased commercial income properties, today announced its operating results and earnings for the three months and year ended December 31, 2025.

Fourth Quarter and Full Year 2025 Highlights

Operating results for the three months and years ended December 31, 2025 and 2024 (dollars in thousands, except per share data):

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total Revenues	$16,900	$13,791	$60,532	$52,227
Net Income (Loss) Attributable to PINE	$1,473	$(958)	$(2,657)	$2,066
Net Income (Loss) per Diluted Share Attributable to PINE	$0.06	$(0.07)	$(0.22)	$0.14
FFO Attributable to Common Stockholders (1)	$8,460	$6,965	$29,292	$26,098
FFO Attributable to Common Stockholders per Diluted Share (1)	$0.54	$0.44	$1.88	$1.73
AFFO Attributable to Common Stockholders (1)	$8,464	$6,894	$29,373	$26,185
AFFO Attributable to Common Stockholders per Diluted Share (1)	$0.54	$0.44	$1.89	$1.74

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per diluted share, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per diluted share.

“We delivered a strong finish to 2025, growing AFFO per share by 22.7% in the fourth quarter and 8.6% for the full year compared to the comparable prior year periods. Further, we expect 2026 to also generate significant growth which is reflected in our 2026 earnings guidance and the announcement of our quarterly common dividend raise,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “During the year, we completed a record $277.7 million in total investments and executed $82.8 million of select dispositions, positioning the portfolio for growth.”

Investment Activity

Investments for the three months and year ended December 31, 2025 (dollars in thousands):

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Number of Investments	Amount	Number of Investments	Amount
Properties	8	$39,798	13	$100,613
Commercial Loan Originations	6	102,260	15	177,046
Total Investments	14	$142,058	28	$277,659

Properties - Weighted Average Initial Cash Cap Rate		6.9%		7.4%
Commercial Loans - Weighted Average Initial Coupon Rate (1)		13.5%		12.0%
Total Investments - Weighted Average Initial Yield		11.7%		10.3%
Properties - Weighted Average Remaining Lease Term at Time of Acquisition	4.4 years		10.3 years

(1)	Includes paid-in-kind (“PIK”) interest coupon rate.

Disposition Activity

Dispositions for the three months and year ended December 31, 2025 (dollars in thousands):

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Number of Investments	Amount	Number of Investments	Amount
Properties (Operating)	9	$38,436	17	$67,449
Properties (Vacant)	—	—	3	5,325
Commercial Loans	1	10,000	1	10,000
Total Dispositions	10	$48,436	21	$82,774

Properties (Operating) - Weighted Average Exit Cash Cap Rate		7.7%		8.0%
Commercial Loans - Weighted Average Cash Yield		10.0%		10.0%
Total Dispositions - Weighted Average Cash Yield (1)		8.2%		8.3%

(1)	Excludes dispositions of vacant properties.

Investments (2)

The Company’s property and commercial loan portfolios consisted of the following as of December 31, 2025:

Property Portfolio
Number of Properties	127
Square Feet	4.3 million
Annualized Base Rent (ABR) (1)	$46.2 million
Weighted Average Remaining Lease Term	8.4 years
States where Properties are Located	32
Industries	24
Occupancy	99.5%

% of ABR Attributable to Investment Grade Rated Tenants	51%
% of ABR Attributable to Credit Rated Tenants	68%
% of ABR Attributable to Sale-Leaseback Properties (2)	8%

Commercial Loan Portfolio (3)
Number of Commercial Loans	15
Outstanding Face Amount (4)	$129.8 million
Weighted Average Coupon Rate (5)	12.4%
Weighted Average Remaining Term	1.9 years
Unfunded Commitment Amount (6)	$45.7 million

(1)	ABR represents annualized in-place straight-line base rent pursuant to GAAP. Annualized in-place cash base rent totaled $44.6 million.
(2)	The Company owns three single-tenant income properties which were acquired through a sale-leaseback transaction that includes a tenant repurchase option (the “Sale-Leaseback Properties”). These Sale-Leaseback Properties are accounted for as financing arrangements for GAAP purposes. However, as they constitute real estate assets for both legal and tax purposes, we include them for purposes of describing our property portfolio, including for tenant, industry, and state concentrations and exclude them for purposes of describing our commercial loan portfolio. The Sale-Leaseback Properties represent 6% of annualized in-place cash base rent.
(3)	See Supplemental Disclosure on Commercial Loans and Investments on page 15 of this press release.
(4)	Net of $10.0 million A-1 Participation and $31.1 million of financing related to Sale-Leaseback Properties.
(5)	Includes PIK interest coupon rate.
(6)	Excludes $31.8 million of unfunded commitments for phase two of the loan investment secured by a luxury residential development located in the Austin, Texas metropolitan area, for which the borrower’s satisfaction of certain conditions have not yet been met.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total ABR as of December 31, 2025:

Tenant	Credit Rating	% of ABR
Lowe's	BBB+ / Baa1	12%
Dicks Sporting Goods	BBB / Baa2	10%
Beachside Hospitality Group	NR / NR	8%
Walmart	AA / Aa2	7%
Best Buy	BBB+ / A3	5%
Dollar General	BBB / Baa3	5%
Family Dollar	NR / NR	4%
GermFree Laboratories	NR / NR	4%
Walgreens	NR / NR	4%
At Home	NR / NR	3%
Bass Pro Shops	BB- / Ba3	3%
BJ's Wholesale Club	BB+ / Ba1	3%
Academy Sports	BB+ / Ba2	3%
Alamo Drafthouse	A / A2	3%
Dollar Tree	BBB / Baa2	2%
Home Depot	A / A2	2%
Other		22%
Total		100%

The Company’s property portfolio consisted of the following top industries that represent 2.0% or greater of the Company's total ABR as of December 31, 2025:

Industry	% of ABR
Sporting Goods	17%
Home Improvement	15%
Dollar Stores	11%
Casual Dining	9%
Grocery	7%
Home Furnishings	6%
Consumer Electronics	6%
Entertainment	5%
Pharmacy	4%
Technology, Media & Life Sciences	4%
Off-Price Retail	4%
Wholesale Club	3%
Other	9%
Total	100%

The Company’s property portfolio included properties in the following top states that represent 2.0% or greater of the Company’s total ABR as of December 31, 2025:

State	% of ABR
Florida	13%
Texas	9%
New Jersey	9%
New York	7%
Michigan	6%
North Carolina	6%
Illinois	6%
Virginia	5%
Georgia	4%
Minnesota	3%
Ohio	3%
West Virginia	3%
Tennessee	3%
Colorado	2%
Kansas	2%
Louisiana	2%
Other	17%
Total	100%

Balance Sheet and Capital Markets (dollars in thousands, except per share data)

As of December 31, 2025
Leverage
Net Debt / Total Enterprise Value	60.2%
Net Debt / Pro Forma Adjusted EBITDA	6.7x
Fixed Charge Coverage Ratio	3.0x

Liquidity
Available Capacity Under Revolving Credit Facility	$40,585
Cash, Cash Equivalents and Restricted Cash	25,261
Total Liquidity	$65,846

The Revolving Credit Facility has commitments for up to $250.0 million; however, borrowing availability is based on an unencumbered asset value, as defined in the underlying credit agreement. As of December 31, 2025, the Company had an outstanding balance of $178.0 million under the Revolving Credit Facility and $40.6 million of additional borrowing availability based on unencumbered asset value as of December 31, 2025. However, with our current in-place commitments, the borrowing availability under our Revolving Credit Facility could potentially expand up to an additional $31.4 million if we are able to increase our unencumbered asset value, providing the potential for total liquidity of $97.3 million.

On November 5, 2025, the Company announced the pricing of a public offering of 2,000,000 shares of the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock at a public offering price of $25.00 per share. The security is listed on the New York Stock Exchange under the ticker symbol “PINE/PA”. On November 12, 2025, the Company closed the offering and received gross proceeds of $50.0 million before deducting the underwriting discount and other offering expenses, with net proceeds totaling $48.1 million.

During the three months and year ended December 31, 2025, the Company issued 83,328 preferred shares under its Series A Preferred Stock ATM offering program at a weighted average gross price of $24.96 per share, for total net proceeds of $2.0 million. During the three months and year ended December 31, 2025, the Company issued 618,757 common shares under its common stock ATM offering program at a weighted average gross price of $17.10 per share, for total net proceeds of $10.4 million.

In February 2025, the Board approved a $10.0 million stock repurchase program (the “2025 $10.0 Million Repurchase Program”). Under the 2025 $10.0 Million Repurchase Program, the Company repurchased 546,390 shares of its common stock on the open market for a total cost of $8.8 million, or an average price per share of $16.07, during the year ended December 31, 2025.

The Company’s long-term debt as of December 31, 2025 (dollars in thousands):

	As of December 31, 2025
	Face Value Debt	Stated Interest Rate	Wtd. Avg. Rate	Maturity Date
Revolving Credit Facility (1)	$178,000	SOFR + 0.10% + [1.25% - 2.20%]	5.31%	January 2027
2026 Term Loan (2)	100,000	SOFR + 0.10% + [1.35% - 1.95%]	3.80%	May 2026
2027 Term Loan (3)	100,000	SOFR + 0.10% + [1.25% - 1.90%]	3.75%	January 2027
Total Debt/Weighted-Average Rate	$378,000		4.50%

(1)

As of December 31, 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.32% plus the SOFR adjustment of 0.10% and the applicable spread on $100 million of the outstanding balance on the Company’s Revolving Credit Facility.

(2)

As of December 31 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(3)

As of December 31, 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

As of December 31, 2025, the Company held a 92.4% common interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 common OP Units held by third parties outstanding and 14,783,419 shares of the Company’s common stock outstanding for a combined total of 16,007,273 shares of common stock and common OP Units held by third parties as of December 31, 2025.

Balance Sheet and Capital Markets Subsequent Events Update

On February 4, 2026, the Company entered into an Amended and Restated Credit Agreement with Truist Bank, N.A., as administrative agent, and certain other lenders named therein (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides for a $250,000,000 senior unsecured revolving credit facility, a $100,000,000 senior unsecured term loan credit facility maturing in 2029, and a $100,000,000 senior unsecured term loan credit facility maturing in 2031. On February 4, 2026, in connection with the Company’s entry into the Amended and Restated Credit Agreement, the Company repaid all obligations outstanding under the previous agreement with KeyBank National Association, as administrative agent, and certain other lenders named therein (as amended, the “Prior Credit Agreement”). As a result, the Prior Credit Agreement was terminated, and the obligations thereunder were discharged.

Subsequent to year end through February 5, 2026, the Company issued 32,776 preferred shares under its Series A Preferred ATM offering program at a weighted average gross price of $24.82 per share, for total net proceeds of $0.8 million.

Subsequent to year end through February 5, 2026, the Company issued 299,541 common shares under its common stock ATM offering program at a weighted average gross price of $17.21 per share, for total net proceeds of $5.1 million.

Dividends

The Company’s dividends for the three months and year ended December 31, 2025:

	For the Three Months Ended December 31, 2025	For the Year Ended December 31, 2025
Preferred Dividends Declared and Paid per Share	$0.272	$0.272
Common Dividends Declared and Paid per Share	$0.285	$1.140
FFO Attributable to Common Stockholders Payout Ratio	52.8%	60.6%
AFFO Attributable to Common Stockholders Payout Ratio	52.8%	60.3%

The Company announced today that its Board of Directors has authorized a quarterly cash dividend of $0.300 per share of common stock for the first quarter of 2026, which represents a 5.3% increase as compared to the Company’s previous quarterly cash dividend of $0.285 per share of common stock.

The common stock cash dividend is payable on March 31, 2026 to stockholders of record as of the close of business on March 12, 2026.

The Board of Directors also authorized, and the Company has declared, a quarterly cash dividend of $0.500 per share of the Company’s 8.000% Series A Cumulative Redeemable Preferred Stock for the first quarter of 2026, to be paid on March 31, 2026 to stockholders of record as of the close of business on March 12, 2026.

2026 Outlook

The Company’s 2026 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control, and are more fully described in this press release and the Company's reports filed with the U.S. Securities and Exchange Commission.

The Company’s outlook for 2026 is as follows:

(Unaudited)	2026 Outlook Range
Net Income per Diluted Share	$0.74 to $0.78
FFO Attributable to Common Stockholders per Diluted Share	$2.07 to $2.11
AFFO Attributable to Common Stockholders per Diluted Share	$2.09 to $2.13
Investment Volume	$70 to $100 Million
Disposition Volume	$30 to $60 Million

Reconciliation of the outlook range of the Company’s 2026 estimated Net Loss per Diluted Share to estimated FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share:

	Outlook Range for 2026
(Unaudited)	Low	High
Net Income per Diluted Share	$0.74	$0.78
Depreciation and Amortization	1.62	1.62
Provision for Impairment (1)	-	-
Gain (Loss) on Disposition of Assets (1)	-	-
FFO per Diluted Share	$2.36	$2.40
Distributions to Preferred Stockholders	(0.29)	(0.29)
Funds From Operations Attributable to Common Stockholders per Diluted Share	$2.07	$2.11
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(0.05)	(0.05)
Straight-Line Rent Adjustment	(0.04)	(0.04)
Non-Cash Compensation	0.02	0.02
Amortization of Deferred Financing Costs to Interest Expense	0.07	0.07
Other Non-Cash Adjustments	0.02	0.02
AFFO Attributable to Common Stockholders per Diluted Share	$2.09	$2.13

(1) The Company’s outlook excludes projections related to these measures.

Fourth Quarter and Full Year 2025 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the three months and year ended December 31, 2025, on Friday, February 6, 2026 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/29ccafvb

Dial-In:https://register-conf.media-server.com/register/BI744f656bb5534f569cf60d82d5a4aa72

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants. The Company also complements its income property portfolio by strategically investing in a select portfolio of commercial loan investments intended to deliver an attractive risk-adjusted return.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Contact:Investor Relations

ir@alpinereit.com

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “outlook,” “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, tariffs and international trade policies, risks inherent in the real estate business, including tenant or borrower defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in commercial loans and investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics on the Company’s business and the businesses of its tenants and borrowers and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the businesses of its tenants and borrowers that are beyond the control of the Company or its tenants or borrowers, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma Adjusted EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income or loss as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash adjustments to income or expense. Such items may cause short-term fluctuations in net income or loss but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees and commission fees. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies.

GAAP requires that the Sale-Leaseback Properties and the value of participation obligations interests sold (the “Participation Obligations Sold”) for which sale accounting was not achieved be accounted for as financing arrangements. Accordingly, for GAAP purposes, the Sale-Leaseback Properties and Participation Obligations Sold are included in the Company’s Commercial Loans and Investments segment. However, for statistical purposes, the Company excludes the Sale-Leaseback Properties and the Participation Obligations. Please see page 15 of this press release for further details. We believe that the Supplemental Disclosure on Commercial Loans and Investments is an additional useful measure for investors to consider because it will help them to better assess the performance of our Commercial Loan Portfolio.

Other Definitions

Annualized Base Rent (ABR) represents the annualized in-place straight-line base rent pursuant to GAAP.

Annualized In-Place Cash Base Rent represents the annualized in-place contractual minimum base rent on a cash basis.

Credit Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

Investment Grade Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant. Credit ratings utilized in this press release are those available from S&P Global Ratings and/or Moody’s Investors Service, as applicable, as of December 31, 2025.

Weighted Average Remaining Lease Term is weighted by the ABR and does not assume the exercise of any tenant purchase options.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of December 31,
	2025	2024
ASSETS
Real Estate:
Land, at Cost	$151,628	$147,912
Building and Improvements, at Cost	344,138	341,955
Total Real Estate, at Cost	495,766	489,867
Less, Accumulated Depreciation	(54,446)	(45,850)
Real Estate—Net	441,320	444,017
Assets Held for Sale	8,077	2,254
Commercial Loans and Investments	167,553	89,629
Cash and Cash Equivalents	4,589	1,578
Restricted Cash	34,410	6,373
Intangible Lease Assets—Net	48,925	43,925
Straight-Line Rent Adjustment	2,092	1,485
Other Assets	8,908	15,734
Total Assets	$715,874	$604,995
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$7,877	$8,445
Prepaid Rent and Deferred Revenue	14,031	2,412
Intangible Lease Liabilities—Net	4,971	4,774
Obligation Under Participation Agreement	10,000	11,403
Long-Term Debt—Net	377,739	301,466
Total Liabilities	414,618	328,500
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, $0.01 par value, 8.00% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,083,328 shares issued and outstanding as of December 31, 2025 and no shares issued and outstanding as of December 31, 2024	21	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 14,783,419 shares issued and outstanding as of December 31, 2025 and 14,691,982 shares issued and outstanding as of December 31, 2024	148	147
Additional Paid-in Capital	313,690	261,831
Dividends in Excess of Net Income	(35,276)	(15,722)
Accumulated Other Comprehensive Income	1,293	6,771
Stockholders' Equity	279,876	253,027
Noncontrolling Interest	21,380	23,468
Total Equity	301,256	276,495
Total Liabilities and Equity	$715,874	$604,995

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(In thousands, except share, per share and dividend data)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Lease Income	$12,687	$11,493	$48,657	$46,005
Interest Income from Commercial Loans and Investments	3,992	2,209	11,350	5,761
Other Revenue	221	89	525	461
Total Revenues	16,900	13,791	60,532	52,227
Operating Expenses:
Real Estate Expenses	1,926	2,224	7,956	7,793
General and Administrative Expenses	1,601	1,588	6,709	6,575
Provision for Impairment	667	583	7,416	1,693
Depreciation and Amortization	6,774	6,520	27,383	25,594
Total Operating Expenses	10,968	10,915	49,464	41,655
Gain (Loss) on Disposition of Assets	27	(901)	2,070	3,443
Net Income From Operations	5,959	1,975	13,138	14,015
Investment and Other Income	82	61	242	247
Interest Expense	(4,443)	(3,075)	(16,265)	(12,008)
Net Income (Loss)	1,598	(1,039)	(2,885)	2,254
Less: Net Loss (Income) Attributable to Noncontrolling Interest	(125)	81	228	(188)
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	1,473	(958)	(2,657)	2,066
Less: Distributions to Preferred Stockholders	(552)	—	(552)	—
Net Income (Loss) Attributable to Common Stockholders	$921	$(958)	$(3,209)	$2,066

Per Common Share Data:
Net Income (Loss) Attributable to Common Stockholders
Basic	$0.06	$(0.07)	$(0.22)	$0.15
Diluted	$0.06	$(0.07)	$(0.22)	$0.14

Weighted Average Number of Common Shares:
Basic	14,329,063	14,437,542	14,328,451	13,858,257
Diluted (1)	15,552,917	15,661,396	15,552,305	15,082,111

Dividends Declared and Paid - Preferred Stock	$0.272	$—	$0.272	$—
Dividends Declared and Paid - Common Stock	$0.285	$0.280	$1.140	$1.110

(1)	Includes 1,223,854 shares during the three months and years ended December 31, 2025 and 2024, underlying 1,223,854 OP Units issued to CTO Realty Growth, Inc and its wholly owned subsidiaries.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income (Loss)	$1,598	$(1,039)	$(2,885)	$2,254
Depreciation and Amortization	6,774	6,520	27,383	25,594
Provision for Impairment	667	583	7,416	1,693
Loss (Gain) on Disposition of Assets	(27)	901	(2,070)	(3,443)
Funds From Operations	$9,012	$6,965	$29,844	$26,098
Distributions to Preferred Stockholders	(552)	—	(552)	—
Funds From Operations Attributable to Common Stockholders	$8,460	$6,965	$29,292	$26,098
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(191)	(156)	(613)	(517)
Straight-Line Rent Adjustment	(164)	(145)	(703)	(515)
Non-Cash Compensation	95	9	380	247
Amortization of Deferred Financing Costs to Interest Expense	204	180	795	720
Other Non-Cash Adjustments	60	41	222	152
Adjusted Funds From Operations Attributable to Common Stockholders	$8,464	$6,894	$29,373	$26,185

FFO Attributable to Common Stockholders per Diluted Share	$0.54	$0.44	$1.88	$1.73
AFFO Attributable to Common Stockholders per Diluted Share	$0.54	$0.44	$1.89	$1.74

Supplemental Disclosure:
PIK Interest Earned	$237	$—	$237	$—
PIK Interest Paid	194	—	194	—
PIK Interest Earned in Excess of PIK Interest Paid	$43	$—	$43	$—

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

Three Months Ended December 31, 2025
Net Income	$1,598
Adjustments:
Depreciation and Amortization	6,774
Provision for Impairment	667
Gain on Disposition of Assets	(27)
Distributions to Preferred Stockholders	(552)
Amortization of Intangible Assets and Liabilities to Lease Income	(191)
Straight-Line Rent Adjustment	(164)
Non-Cash Compensation	95
Amortization of Deferred Financing Costs to Interest Expense	204
Other Non-Cash Adjustments	60
Other Non-Recurring Items	(328)
Interest Expense, Net of Deferred Financing Costs Amortization and Interest on Obligation Under Participation Agreement	4,145
Adjusted EBITDA	$12,281

Annualized Adjusted EBITDA	$49,124
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	3,399
Pro Forma Adjusted EBITDA	$52,523

Total Long-Term Debt	$377,739
Financing Costs, Net of Accumulated Amortization	261
Cash and Cash Equivalents	(4,589)
Restricted Cash (2)	(20,672)
Net Debt	$352,739
Net Debt to Pro Forma Adjusted EBITDA	6.7x

(1)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investment and disposition activity during the three months ended December 31, 2025.
(2)	Includes only restricted cash held in escrow accounts to be reinvested through the like-kind exchange structure.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Supplemental Disclosure on Commercial Loans and Investments

(Unaudited)

(In thousands)

	Year Ended December 31, 2025
	Commercial Loan Portfolio	Plus: Participation Obligations Sold	Total Commercial Loans	Plus: Sale-Leaseback Transactions	Commercial Loans and Investments Pursuant to GAAP
Face Amount, Beginning of Period	$48,034	$11,403	$59,437	$31,353	$90,790
Draws (Including Accrued PIK Interest)	127,867	10,000	137,867	—	137,867
Principal Repayments	(46,088)	(11,403)	(57,491)	(220)	(57,711)
Face Amount, End of Period	129,813	10,000	139,813	31,133	170,946
Unaccreted Origination Fees	(1,684)	—	(1,684)	—	(1,684)
CECL Reserve	(1,298)	(100)	(1,398)	(311)	(1,709)
Carrying Amount, End of Period	$126,831	$9,900	$136,731	$30,822	$167,553

Cash Interest Income	$7,629	$309	$7,938	$2,630	$10,568
PIK Interest Earned	237	—	237	—	237
Accretion of Commercial Loans and Investments Origination Fees	545	—	545	—	545
Total Interest Income	$8,411	$309	$8,720	$2,630	$11,350

Weighted Average Coupon Rate, End of Period (1)	12.4%	10.0%	12.2%	8.3%	11.5%

(1)	Includes PIK interest coupon rate.